                                                                     EXHIBIT 2.6

                                MERGER AGREEMENT

                           AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              CRITICAL PATH, INC.,

                             COMPASS HOLDING CORP.,

                           COMPASS ACQUISITION CORP.,

                          3034996 NOVA SCOTIA COMPANY,

                          3034997 NOVA SCOTIA COMPANY,

                                       AND

                            THE DOCSPACE COMPANY INC.

                          DATED AS OF NOVEMBER 3, 1999

                                INDEX OF EXHIBITS


EXHIBIT        DESCRIPTION
-------        -----------
Exhibit 1      Form of Shareholder Implementation Agreement

Exhibit 2      Form of Shareholder Reimbursement Agreement

Exhibit 3      Form of Amalgamation Agreement - First Amalgamation

Exhibit 4      Form of Amalgamation Agreement - Second Amalgamation

Exhibit 5      Exchangeable Share Provisions and Class B Preference Share Provisions

Exhibit 6      Form of Voting and Exchange Trust Agreement

Exhibit 7      Form of Exchangeable Share Support Agreement

Exhibit 8      Form of Escrow Agreement

Exhibit 9      Form of Legal Opinion of Counsel to the Company

Exhibit 10     Form of Noncompetition Agreement

Exhibit 11     Form of Release by Toucan Capital Corp.

                               INDEX OF SCHEDULES


SCHEDULE       DESCRIPTION
--------       -----------

2.2(a)(i)      Company Capital Structure
2.2(a)(ii)     Company Capital Structure at Initial Closing
2.2(b)         Option List
2.4            Governmental and Third Party Consents
2.5            Company Financials
2.8            Tax Returns and Audits
2.10(a)        Leased Real Property
2.10(b)        Liens on Property
2.11(b)        Company Registered Intellectual Property
2.11(g)        Licenses of Others Intellectual Property by the Company
2.11(h)        Developer of Company Intellectual Property
2.11(i)        Contracts, Licenses and Agreements
2.11(k)        Indemnification Agreements
2.11(r)        Maintenance of Company Intellectual Property
2.12(a)        Agreements, Contracts and Commitments
2.12(c)        Required Consents
2.15           Litigation
2.19           Brokers/Finders Fees; Third-Party Expenses
2.20           Employee Benefit Plans and Employees
2.21           Change of Control and Non-Compete Payments
3.2            Authority
4.1            Conduct of the Business
6.3(h)         Persons who have entered into Noncompetition Agreements
6.3(i)         Key Employees

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION


        This MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 3, 1999, among Critical Path, Inc., a California corporation ("Parent"), Compass Holding Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Parent Sub"), Compass Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent Sub ("Holding"), 3034996 Nova Scotia Company, a Nova Scotia unlimited liability company and a wholly owned subsidiary of Holding ("Holding ULC") and 3034997 Nova Scotia Company, a Nova Scotia unlimited liability company and a wholly owned subsidiary of Holding ULC ("Amalgamation Sub") (collectively Parent, Parent Sub, Holding, Holding ULC and Amalgamation Sub are referred to as the "Parent Companies"), and The docSpace Company Inc., an Ontario corporation (the "Company").

                                    RECITALS

        A. The Boards of Directors of each of the Company and the Parent Companies believe it is in the best interests of each company and their respective stockholders that the Parent acquire the Company (the "Acquisition"), subject to the terms and conditions of this Agreement, and in furtherance thereof, have approved the Acquisition.

        B. Pursuant to the Acquisition, among other things, and subject to the terms and conditions of this Agreement, the following will occur:

            (i) the Company will be continued from the corporate laws of the Province of Ontario to the corporate laws of the Province of Nova Scotia (the "Continuance");

            (ii) Holding ULC will acquire all of the issued and outstanding common shares of the Company (the "Company Capital Stock") held by the Company's shareholders who are resident in the United States and shareholders who are United States persons, identified as such on Schedule 2.2(a)(ii) (the "US Sellers"), in exchange for cash and shares of Parent common stock ("Parent Common Stock");

            (iii) each of the Company's shareholders who are not United States residents or persons may elect to contribute all of that shareholder's Company Capital Stock to a holding company (each, a "Holding Company") to be newly established to hold those shares (and the securities into which they are subsequently exchanged as contemplated herein);

            (iv) the Company will form a wholly-owned Nova Scotia unlimited liability company and amalgamate (the "First Amalgamation") with that company to form an unlimited liability company ("East ULC");

            (v) the Company (or its successor East ULC) will amalgamate with Amalgamation Sub (the "Second Amalgamation") and all of the issued and outstanding Company

Capital Stock will be converted into Class B non-voting preference shares ("Class B Shares") of the company that formed as a result of the Second Amalgamation ("Exchangeco"); and

            (vi) a reorganization will be effected (the "Reorganization") pursuant to which (i) the memorandum and articles of association of Exchangeco will be amended to provide that Class B Shares held by Holding ULC will be exchanged for common shares of Exchangeco and all Class B Shares held by other Shareholders will be exchanged for Class A non-voting preference shares of Exchangeco ("Exchangeable Shares") and cash; (ii) a voting and exchange trust agreement will be entered into among Parent, Exchangeco and a Canadian trust company (the "Voting and Exchange Trust Agreement") in substantially the form attached as Exhibit 6 and (iii) an exchangeable share support agreement will be entered into between Parent and Exchangeco (the "Support Agreement") in substantially the form attached as Exhibit 7.

        C. The Exchangeable Shares will be exchangeable into Parent Common Stock, subject to the terms and conditions of the share provisions attaching to the Exchangeable Shares and the Voting and Exchange Trust Agreement. Pursuant to the Voting and Exchange Trust Agreement, a holder of Exchangeable Shares will be entitled to vote as though the holder held the Parent Common Stock issuable upon exchange of that holder's Exchangeable Shares.

        D. Concurrently with the execution of this Agreement, and as a condition and inducement to the Parent Companies' willingness to enter into this Agreement, certain affiliates of the Company will enter into a shareholder implementation agreement in the form attached hereto as Exhibit 1 (the "Shareholder Implementation Agreement").

        E. A portion of the Parent Common Stock and Exchangeable Shares otherwise receivable by the Company's shareholders in connection with the Acquisition will be placed in escrow pursuant to an escrow agreement (the "Escrow Agreement"), in substantially the form attached as Exhibit 8, the release of which will be contingent upon certain events and conditions.

        F. Concurrently with the execution of this Agreement, Parent will enter into a shareholder reimbursement agreement in the form attached as Exhibit 2 (the "Shareholder Reimbursement Agreement") establishing a fund of $5 million cash to be used to pay for expenses and tax consequences, if any, of shareholders of the Company in connection with the establishment of the Holding Companies.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                 THE ACQUISITION

        1.1 Implementation Steps by the Company. The Company covenants in favor of the Parent Companies that:

            (a) the Company will adopt or cause to be adopted all directors' resolutions to be adopted by them which are necessary to approve the Continuance, the First Amalgamation, the Second Amalgamation (collectively, the "Amalgamations"), the Amalgamation Agreements in the forms attached hereto as
Exhibit 3 and Exhibit 4 (the "Amalgamation Agreements") and all other transactions contemplated by this Agreement, the Shareholder Implementation Agreement and the Amalgamation Agreements;

            (b) as soon as reasonably practicable after the execution and delivery of this Agreement, and in any event within 14 days thereafter, the Company will obtain the unanimous consent of the shareholders of the Company (including option holders, warrant holders and others with interests in Company Capital Stock), to the transactions contemplated by this Agreement and the Amalgamation Agreements through the execution by each shareholder of the Shareholder Implementation Agreement, and upon due execution of the Shareholder Implementation Agreement by all such shareholders of the Company, so notify the Parent;

            (c) in connection with the execution of the Shareholder Implementation Agreement, and in accordance with applicable law and paragraph 1.1(d), the Company will cause any information required to complete the transactions contemplated hereby to be sent to each of the Company's shareholders;

            (d) the information submitted to the Company's shareholders in connection with the execution of the Shareholder Implementation Agreement will be delivered for review and approval by Parent and will include information regarding Parent, the terms of the Amalgamations, the Amalgamation Agreements, the Reorganization and this Agreement and the unanimous recommendation of the Board of Directors of the Company to execute the Shareholder Implementation Agreement thereby approving the Continuance, the Amalgamations, the Amalgamation Agreements, the Reorganization and all other transactions contemplated by this Agreement and the Amalgamation Agreements;

            (e) subject to obtaining the unanimous execution by the shareholders of the Shareholder Implementation Agreement, the Company will deliver resolutions of the shareholders of the Company approving this Agreement, the Related Agreements and the transactions contemplated hereby and thereby including the Continuance, the Amalgamations and the Reorganization;

            (f) the Company and the US Sellers will apply for Section 116 clearance certificates from Revenue Canada;

            (g) subject to obtaining the unanimous execution by the shareholders of the Shareholder Implementation Agreement and shareholder approval of the Continuance, and a determination by Revenue Canada as to each of the Section 116 clearance certificates referred to in subsection 1.1(f) above and satisfaction or waiver (to the extent permitted) of each of the conditions to the Initial Closing contemplated by Section 6.1, the Company will apply immediately for a certificate of continuance (the "Certificate of Continuance") continuing the Company under the Nova Scotia Companies Act (the "Companies Act") and obtain such Certificate of Continuance from the Registrar of Joint Stock Companies under the Companies Act (the "Registrar");

            (h) in the event that Toucan Capital Corp. ("Toucan") does not receive a Section 116 clearance certificate from Revenue Canada reasonably satisfactory to Toucan that provides relief from Canadian withholding taxes and any applicable bonding, payment or other security obligations on Toucan or its members, each of the other shareholders of the Company (other than Parent Companies if any of them is a shareholder) shall execute and deliver to Toucan an escrow and stockholders indemnity agreement in form and substance satisfactory to Toucan (the "Double Tax Indemnity Agreement").

            (i) subject to the satisfaction and waiver of the conditions to the Initial Closing contemplated by Section 6.1, and subject to obtaining the Certificate of Continuance, and, if obtained, immediately thereafter, the Company will do all such things, provide all such documents and pay all such fees necessary to approve the Amalgamations, the Amalgamation Agreements and the transactions contemplated by this Agreement and the Amalgamation Agreements;

            (j) subject to obtaining the unanimous execution by the shareholders of the Shareholder Implementation Agreement, the Company will apply to the appropriate Nova Scotia court under the Companies Act (the "Court") for an order approving the First Amalgamation ("First Approval Order");

            (k) subject to obtaining the First Approval Order, the Company (or its successor East ULC) will file with the Registrar the First Amalgamation Agreement and the First Approval Order, together with proof of compliance with any terms and conditions that may have been imposed by the Court in the First Approval Order; and

            (l) subject to the completion of the First Amalgamation, the Company (or its successor East ULC) will jointly apply with Holding ULC and Amalgamation Sub to the Court for an order approving the Second Amalgamation (the "Second Approval Order").

        1.2 Implementation Steps by the Parent Companies. The Parent Companies covenant in favor of the Company that:

            (a) they will adopt or cause to be adopted all directors' resolutions to be adopted by them which are necessary to approve this Agreement, the Related Agreements, the Amalgamations, the Amalgamation Agreements and the transactions contemplated by this Agreement and the Amalgamation Agreements;

            (b) Amalgamation Sub will cause to be adopted a shareholder resolution sufficient to approve the Second Amalgamation, the Second Amalgamation Agreement and the transactions contemplated by this Agreement and the Second Amalgamation Agreement, including the adoption of the Exchangeable Share Provisions;

            (c) subject to the approval by the shareholders of the Company of the Second Amalgamation and the Second Amalgamation Agreement by the execution of the Shareholder Implementation Agreement, Amalgamation Sub will jointly apply with the Company (or its successor East ULC) to the Court for the Second Approval Order;

            (d) subject to obtaining the Second Approval Order, the Parent Companies will file with the Registrar the Second Amalgamation Agreement and the Second Approval Order, together with proof of compliance with any terms and conditions that may have been imposed by the Court in the Second Approval Order.

        1.3 First Amalgamation Agreement. The First Amalgamation Agreement will, with such other matters as are necessary to effect the First Amalgamation, and subject to the terms and conditions of this Agreement and exhibits hereto, provide that on the First Amalgamation each common share of the issued and outstanding Company Capital Stock immediately prior to the First Amalgamation shall be converted into and exchanged for one validly issued, fully paid and non-assessable voting common share of East ULC ("East ULC Common Share"). Each stock certificate of the Company evidencing ownership Company Capital Stock shall continue to evidence ownership of such East ULC Common Shares.

        1.4 Second Amalgamation Agreement. The Second Amalgamation Agreement will, with such other matters as are necessary to effect the Second Amalgamation, and subject to the terms and conditions of this Agreement and exhibits hereto, provide that on the Second Amalgamation:

            (a) Conversion of Amalgamation Sub Common Shares. Each common share of Amalgamation Sub issued and outstanding immediately prior to the Second Amalgamation shall be converted into and exchanged for one validly issued, fully paid and non-assessable voting common share of Exchangeco ("Exchangeco Common Share"). Each stock certificate of Amalgamation Sub evidencing ownership of any such shares shall continue to evidence ownership of such Exchangeco Common Shares.

            (b) Conversion of Company Common Shares. Each Company Common Share (or common share of its successor East ULC) issued and outstanding immediately prior to the Second Amalgamation, including those held by the Parent Companies, shall be converted into one validly issued, fully paid and non-assessable Class B Non-Voting Preference Share of Exchangeco ("Class B Shares").

            (c) Adjustments to Conversion of Company Common Shares. The conversion of Company Common Shares pursuant to paragraph 1.4(b) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into capital stock of Exchangeco or Company Capital Stock), reorganization, recapitalization or other like change with respect to capital stock of Exchangeco or Company Capital Stock occurring after the date hereof and prior to the Final Closing.

        1.5 Reorganization of Capital of Exchangeco. Immediately after the Second Amalgamation, Exchangeco shall effect a capital reorganization whereby each outstanding Class B Share held by the Parent Companies shall be transferred to Exchangeco in exchange for Exchangeco Common Shares and all other Class B Shares shall be transferred by the holder thereof to Exchangeco in exchange for that amount of cash and that number of fully paid and non-assessable Exchangeable Shares as determined in accordance with Section 1.6. The terms and provisions of the Exchangeable Shares, including the basis on which the shareholders shall have the right to exchange Exchangeable Shares of Exchangeco for shares of Parent Common Stock, shall be as set forth in the provisions attaching to the Exchangeable Shares set forth in the form attached as Exhibit 5 and the voting and exchange trust agreement set forth in the form attached as
Exhibit 6 (the "Voting and Exchange Trust Agreement").

        1.6 Allocation of Consideration. The aggregate purchase price to be paid by Parent in connection with the Acquisition will be $30,000,000 cash (subject to reduction as described below) and 4,092,280 shares of Parent Common Stock. Within fifteen days of the date of this Agreement, the Company shall deliver to Parent and Holding ULC a schedule (the "Initial Closing Schedule") which shall set forth:

                (A)(i) a listing of all of the US Sellers together with the number of shares of Company Capital Stock held by each, and (ii) the aggregate amount of cash to be paid by Holding ULC to each US Seller in consideration for the acquisition of their shares of Company Capital Stock at the Initial Closing (as to each US Seller, the "Initial Closing Cash Payment"), and (iii) the aggregate number of shares of Parent Common Stock to be issued to each US Seller in consideration for their shares of Company Capital Stock at the Initial Closing (as to each US Seller, the "Initial Closing Parent Shares"). In no event shall the aggregate of all Initial Closing Cash Payments to be paid to the US Sellers exceed $30,000,000 less the amount outstanding as of the Initial Closing Date under the Convertible Promissory Note (the "Convertible Promissory Note") dated August 3, 1999 (the "Aggregate Cash Purchase Price") and in no event shall the aggregate of all Initial Closing Parent Shares to be issued to the US Sellers exceed 4,092,280 shares of Parent Common Stock (the "Aggregate Share Number"). The aggregate amount of purchase price consideration payable to all US Sellers identified on the Initial Closing Schedule, either in the form of cash or shares of Parent Common Stock (valued for this purpose at $39.098 per share) or a combination of the two, allocated to each share of Company Capital Stock to be acquired by Holding ULC at the Initial Closing will be equal; however, the form of consideration (cash or shares) to be allocated to each shareholder may be different;

                (B)(i) a listing of all of the non-US Sellers together with the number of shares of Company Capital Stock held by each, and (ii) the aggregate amount of cash to be issued by Exchangeco to each non-US Seller upon exchange of their Class B Shares in the Reorganization (as to each non-US Seller, the "Reorganization Cash Payment"), and (iii) the aggregate number of Exchangeable Shares to be issued to each non-US Seller upon exchange of their Class B Shares in the Reorganization (as to each non-US Seller, the "Reorganization Exchangeable Shares"). In no event shall the aggregate of all Reorganization Cash Payments to be paid to the non-US Sellers exceed the Aggregate Cash Purchase Price less the aggregate amount of cash paid as Initial Closing Cash Payments and in no event shall the aggregate of all Reorganization Exchangeable Shares to be issued to the non-US Sellers exceed the Aggregate Share Number less the aggregate number of Initial Closing Parent Shares issued to US Sellers in connection with the Initial Closing. The aggregate amount of purchase price consideration, either in the form of cash or Exchangeable Shares (the Parent Common Stock into which the Exchangeable Shares may be converted is valued for this purpose at $39.098 per share) or a combination of the two, allocated to each share of Company Capital Stock to be converted to Class B Shares and subsequently to Exchangeable Shares shall be equal; however, the form of consideration (cash or shares) to be allocated to each share may be different.

        Parent acknowledges that the Company has informed Parent of Company's intention to set forth on the Initial Closing Schedule an allocation among its shareholders of the Aggregate Cash Purchase Price to reflect first the payment of any required purchase price withholding tax, second the payment of the tax liabilities of the US Sellers associated with the Acquisition and third the payment of the tax liabilities of the non-US Sellers associated with the Acquisition, with any remaining cash consideration being allocated among all of the Company's shareholders based upon their respective equity interests in the Company. Notwithstanding the foregoing, the relevant Parent Companies shall be obligated to distribute the Aggregate Cash Purchase Price that is payable under this Section 1.6 only according to the allocation set forth on the Initial Closing Schedule.

        1.7 Purchase of Company Capital Stock from U.S. Sellers. Upon the Initial Closing (as defined in Section 7.1), Holding ULC will acquire each issued and outstanding share of Company Capital Stock held by US Sellers in exchange for the cash and number of shares of Initial Closing Parent Shares per share of Company Capital Stock payable to the U.S. Sellers in the amounts set forth on the Initial Closing Schedule; however, all such cash and Parent Common Stock will be held in escrow in accordance with the provisions set forth in
Section 7.2 and the acquisition of all Company Capital Stock by Holding ULC from the US Sellers will be unwound if the Second Amalgamation is not completed; and provided further, however that such amounts identified on Initial Closing Schedule shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into capital stock of Exchangeco or Company Capital Stock), reorganization, recapitalization or other like change with respect to capital stock of Exchangeco or Company Capital Stock occurring after the date hereof and prior to the Initial Closing. If at the time of the unwinding the First Amalgamation shall have occurred, the Company and the shareholders of the Company (or its successor East ULC) shall take such actions as are necessary to cause East ULC to file a valid and timely election to be treated as an association taxable as a corporation for United States federal income tax purposes.

        1.8 Escrow Amount. In addition to the foregoing, Exchangeco shall be entitled to withhold a percentage of the Exchangeable Shares issuable to non-US Sellers (other than Exchangeable Shares that may be issuable to any Parent Companies) and a percentage of the Parent Common Stock issuable to the US Sellers (collectively the "Escrow Amount") such that the total percentage of the shares so withheld equal 11.875 percent of the aggregate number of Parent Common Stock issuable (i) to the US Sellers and (ii) issuable to non-US Sellers holding Exchangeable Shares on the exchange of the Exchangeable Shares, on the terms and conditions contained in the Escrow Agreement. The Escrow Amount will be withheld on a pro rata basis among all the shareholders of the Company based upon their respective equity interests in the Company.

        1.9 Taking of Necessary Action; Further Action. If, at any time after the Final Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Exchangeco with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company (or its successor East ULC) and Amalgamation Sub, the resolutions passed by the Company and Amalgamation Sub will provide that the officers and directors of the Company and Amalgamation Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby makes the following representations and warranties to the Parent Companies, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof. Any information disclosed on the Company Schedules under any section number set forth therein shall be deemed to be disclosed and incorporated into any other section under the Company Schedules where such disclosure would on its face and without reference to any separate or independent document or information reasonably be deemed to apply.

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, prospects, assets (including intangible assets), financial condition or results of operations (hereinafter referred to as a "Material Adverse Effect") of the Company. The Company has delivered a true, correct and complete copy of its Articles of Amalgamation and By-laws, each as amended to date, to Parent.

        2.2 Company Capital Structure.

            (a) The authorized capital stock of the Company consists of an unlimited number of common shares, of which forty-two (42) shares are issued and outstanding as of the date of this

Agreement. The Company Capital Stock is held by the persons, with the domicile addresses and in the amounts set forth on Schedule 2.2(a)(i). Immediately prior to the Initial Closing, there will be 10,000,000 common shares issued and outstanding to be held by the persons and in the amounts set forth on Schedule 2.2(a)(ii). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Amalgamation or By-laws of the Company or any agreement to which the Company is a party or by which it is bound.

            (b) Except for the Company Convertible Promissory Note described in
Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Convertible Promissory Note described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. As a result of the Second Amalgamation, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock from the Company.

        2.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4 Authority. Subject only to the entering into by all shareholders of the Company of the Shareholder Implementation Agreement, each of the Company and East ULC has or will have prior to the Final Closing, all requisite corporate power and authority to enter into this Agreement and the Related Agreements (as defined below) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have, or will have prior to the Final Closing, been duly authorized by all necessary corporate action on the part of the Company and East ULC, subject only to the entering into by all shareholders of the Company of the Shareholder Implementation Agreement. The Company's Board of Directors has unanimously approved this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and, when executed and delivered, each of the Related Agreements shall be duly executed and delivered by the Company or East ULC, as applicable, and constitutes the valid and binding obligation of the Company, or East ULC, as applicable, enforceable against the Company or East ULC, as applicable, in accordance with its terms. Subject only to the entering into by all shareholders of the Company of the Shareholder Implementation Agreement, the execution and delivery of this Agreement by the Company does not, and the execution and delivery of the Related Agreements by the Company will not, and, as of the Amalgamations and the Reorganization, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Amalgamation or By-laws or similar constating documents of the Company or East ULC when formed or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or East ULC, as applicable, or its properties or assets, except in those instances where such Conflict would not have a Material Adverse Effect on the Company or East ULC, as applicable. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) obtaining consent from the Ontario Ministry of Finance and obtaining the Certificate of Continuance; (ii) obtaining the Approval Orders for the Amalgamations and the related filings with the Registrar, all under the Companies Act, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, state and provincial securities laws and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4. For purposes of this Agreement, the term "Related Agreements" means the Shareholder Implementation Agreement, the Escrow Agreement, the Shareholder Reimbursement Agreement, the Voting and Exchange Trust Agreement, the Exchangeable Share Support Agreement and the Amalgamation Agreements.

        2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's audited balance sheet as of July 31, 1999 (the "Balance Sheet") and the related audited statements of operations and cash flows for the twelve-month period then ended (collectively, the "Company Financials"). The Company Financials have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The aggregate value of the assets in Canada of the Company together with each of its affiliates (as such term is defined in the Competition Act (Canada)) determined in accordance with the Competition Act, does not exceed Canadian $35 million. The aggregate gross revenues from sales in, from or into Canada of the Company together with it each of its respective affiliates (as such term is defined in the Competition Act), determined in accordance with, and for the period prescribed by the Competition Act (Canada) does not exceed Canadian $35 million.

        2.6 No Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with Canadian generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet or the footnotes thereto, or (ii) has not arisen in the ordinary course of the Company's business since July 31, 1999, consistent with past practices and in the aggregate do not exceed $25,000 (it being the understanding of the parties that the representations contained in this Section 2.6 are not intended to expand the scope of any representation (including the representation contained in Section 2.11(n)) contained elsewhere in this Agreement).

        2.7 No Changes. Since July 31, 1999, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the Articles of Amalgamation or Bylaws of the Company;

            (c) capital expenditure or commitment by the Company of $25,000 in any individual case or $50,000 in the aggregate;

            (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

            (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (g) revaluation by the Company of any of its assets;

            (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

            (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except in each case in the ordinary course of business or as otherwise contemplated by this Agreement;

            (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

            (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

            (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness (other than indebtedness to Parent or its affiliates), guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

            (m) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company in an amount in excess of $1,000;

            (n) commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

            (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

            (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

            (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (r) event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company; or

            (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.8 Tax and Other Returns and Reports. Except as set forth in Schedule 2.8:

                (i)The Company has filed all tax returns required to be filed by it in all applicable jurisdictions and the Company has paid all Governmental Charges (as defined below).

                (ii) Adequate provision has been made in the Company's Financials for all Governmental Charges, and all professional fees related thereto, payable in respect of the business or assets of the Company for all periods up to the date of the balance sheet comprising part of the Company's Financials.

                (iii) Canadian federal and provincial income tax assessments have been issued to the Company covering all past periods up to and including the fiscal year ended 1999 and such assessments, if any amounts were owing prior to the date hereof in respect thereof, have been paid, and only the fiscal years subsequent to 1996 remain open for reassessment of additional taxes, interest or penalties.

                (iv) Assessments for all other applicable Governmental Charges have been issued and any amounts owing thereunder have been paid, and only the time period subsequent to 1996 remains open for reassessment of additional Governmental Charges.

                (v)There are no actions, proceedings or claims of any kind in progress, pending or threatened against the Company in respect of any Governmental Charges and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued or raised by any governmental authority relating to any such Governmental Charges.

                (vi) The Company has withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any Governmental Charges.

                (vii) Correct and complete copies of all federal and provincial tax returns, including schedules thereto, filed by the Company since 1996 and all written communications with or from any Governmental Entity relating thereto have been made available to Parent.

                (viii) "Governmental Charges" means all taxes, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, due and payable to any domestic or foreign government (federal, provincial, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rulemaking entity having jurisdiction in relevant circumstances;

        2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10 Title to Properties; Absence of Liens and Encumbrances.

            (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and enforceable by the Company in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or event of default (or event which with notice or lapse of time, or both, would constitute a default).

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined below), except as reflected in the Company Financials or in Schedule 2.10(b) and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby ("Permitted Encumbrances"). For purposes of this Agreement, the term "Lien" shall mean any lien, pledge, charge, claim, security interest or other encumbrance of any sort.

        2.11 Intellectual Property.

            (a) For the purposes of this Section 2.11, the following terms have the following definitions:

        "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all Canadian and United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing;
        (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks");
        (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded; (ix) all World Wide Web addresses, sites and domain names; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

        "Business" means the business of the Company, including the manufacture, use, licensing, distribution and sale of any products or technology or the provision of any services by the Company, as currently conducted or as reasonably is contemplated to be conducted by the Company in the future.

        "Company Intellectual Property" shall mean any Intellectual Property that is owned by or licensed to the Company.

        "Registered Intellectual Property" shall mean all Canadian, United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

            (b) Schedule 2.11(b) lists all Registered Intellectual Property in whole or in part owned by, assigned to, or filed in the name of, the Company (the "Company Registered Intellectual Property").

            (c) Each item of Company Intellectual Property that is owned by the Company, including all Company Registered Intellectual Property listed on
Schedule 2.11(b), is free and clear of any Lien other than a Permitted Encumbrance (it being the understanding of the parties that nothing in this subsection shall be deemed to constitute a representation or warranty as to any matter covered by subsection (n) of this Section 2.11 or any other subsection of this Section 2.11).

            (d) The Company: (i) is the exclusive owner of all Trademarks, including trade names, trade dress and similar designations of origin used in connection with the operation or conduct of the Business and (ii) owns exclusively, and has good title to, all copyrighted works that are software products of the Company or other works of authorship that the Company otherwise purports to own (it being the understanding of the parties that nothing in this subsection shall be deemed to constitute a representation or warranty as to any matter covered by subsection (n) of this Section 2.11 or any other subsection of this Section 2.11).

            (e) The Company has not transferred ownership of, or granted any license of or right to use or authorized the retention of any rights to use, any Intellectual Property that is, or was, Company Intellectual Property, to any other person except in the ordinary course of the Company's business.

            (f) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Business including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work, including any of the foregoing with respect to products, technology or services currently under development by Company.

            (g) The contracts, licenses and agreements listed on Schedule 2.11(g) include all material contracts, licenses and agreements pursuant to which any person, including any affiliate of Company, has licensed any Intellectual Property to the Company. The Company is neither in breach of, nor has it failed to perform under any of the foregoing contracts, licenses and agreements and, to the knowledge of the Company, no other party to such contracts, licenses and agreements is in breach of or has failed to perform thereunder.

            (h) The contracts, licenses and agreements listed on Schedule 2.11(h) include all contracts and agreements pursuant to which any person, including any third party developer or consultant, has developed any device or technology, authored any work, or otherwise created any thing in which any Intellectual Property rights might arise, either separately or jointly with the Company or any other person, which the Company uses or possess or which the Company believes it owns.

            (i) The contracts, licenses and agreements listed on Schedule 2.11(i) include all material contracts, licenses and agreements pursuant to which the Company has licensed or transferred to any third person or any affiliate of the Company any material Company Intellectual Property. The Company is neither in breach of, nor has it failed to perform under any of the foregoing contracts, licenses and agreements and, to the knowledge of the Company, no other party to such contracts, licenses and agreements is in breach of or has failed to perform thereunder.

            (j) The consummation of the transactions contemplated by this Agreement and the Related Agreements will not cause or obligate the Company (i) to grant to any third party any rights or licenses with respect to any Intellectual Property of the Company; or (ii) pay any royalties or other amounts in excess of those being paid by Company prior to the Initial Closing or Final Closing.

            (k) Schedule 2.11(k) lists all agreements, licenses and contracts pursuant to which Company has agreed to indemnify, hold harmless, or otherwise agree to be liable for any losses cost or damages of, a third party with respect to any Intellectual Property or product or service of Company.

            (l) As of the Initial Closing Date and the Final Closing Date, all material Company Intellectual Property that is owned by the Company, including any item thereof, will be fully transferable, alienable or licensable by the Company without restriction and without payment of any kind to any third party.

            (m) The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Company in any Company Intellectual Property or result in the breach or termination of any license, contract or agreement to which Company is a party respecting any material Company Intellectual Property.

            (n) The operation of the Business, including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, distribution, performance, display, creation of derivative works of, or the exploitation of any device or work, including any of the foregoing with respect to products, technology or services currently under development by Company, does not, and, to the knowledge of the Company, will not when conducted in substantially the same manner following the Final Closing by the Company, infringe or misappropriate the Intellectual Property of any person, violate the rights of any person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service of the Business infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor).

Without limiting the foregoing, the Company has not misappropriated the trade secrets of, or, to the knowledge of the Company, infringed the Copyright or Mask work of any third party.

            (o) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such contract, license or agreement including with respect to any payments to be made or received by the Company thereunder.

            (p) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property that is owned by the Company.

            (q) No Company Intellectual Property that is owned by the Company or any product, technology or service of the Business is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or could affect the validity, use or enforceability of such Company Intellectual Property.

            (r) Schedule 2.11(r) lists all action, including the payment of any fees, that must, or should be performed by, or on behalf of, the Company in the ninety-day period following the Final Closing Date, with respect to any application for, perfection of, preservation of, or continuation of any rights of Company with respect to any Company Intellectual Property, including the filing of any patent applications, response to Patent Office actions or payment of fees, including renewal fees.

            (s) The Company has not claimed small business status, or other particular status in the application for any Registered Company Intellectual Property which claim of status was not at the time made, or which has since become inaccurate or false or that will no longer be true and accurate as a result of the Initial Closing and Final Closing.

            (t) Except for software products licensed to the Company under those agreements set forth on Schedule 2.11(g), all software products of the Company were written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly assigned or validly waived all of their rights, including Intellectual Property rights in such products to the Company, and no third party owns or has any rights to such software products or any Intellectual Property rights therein.

            (u) The Company has no knowledge of any facts or circumstances that would be reasonably expected to render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property and the Company has not misrepresented, or failed to disclose, and is not aware of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Register Intellectual Property that would constitute fraud or a material misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any Company Registered Intellectual Property.

            (v) The Company has taken all steps reasonable under the circumstances to protect the confidentiality and trade secret status of any material confidential information of the Company and knows of no basis on which it could be claimed that the Company has failed to protect the confidentiality of any material Confidential Information of the Company.

            (w) All employees of the Company have entered into a valid and binding agreement with the Company sufficient to vest title in the Company of all Intellectual Property created by such employee in the scope of his or her employment with the Company.

        2.12 Agreements, Contracts and Commitments. Except as set forth on
Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                (i) any collective bargaining agreements,

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

                (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (vi) any fidelity or surety bond or completion bond,

                (vii) any lease of personal property having a value individually in excess of $25,000,

                (viii) any agreement of indemnification or guaranty,

                (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                (x) any agreement relating to capital expenditures and involving future payments in excess of $25,000,

                (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                (xiii) any purchase order or contract for the purchase of raw materials involving $25,000 or more,

                (xiv) any construction contracts,

                (xv) any distribution, joint marketing or development agreement,

                (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

                (xvii) any other agreement that involves $25,000 or more or is not cancelable without penalty of $10,000 or more within thirty (30) days of the date on which notice of cancellation is given.

        The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on
Schedule 2.12(a) (any such agreement, contract or commitment, a "Contract"), where such breach, violation or default could have a Material Adverse Effect on the Company. Each Contract is in full force and effect and is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto. Schedule 2.12(c) identifies each Contract that requires a consent, waiver or approval to preserve all rights of, and benefits to, Exchangeco under such Contract as a result of entering into this Agreement or effecting the Amalgamation or the other transactions contemplated by this Agreement (each a "Required Consent").

        2.13 Interested Party Transactions. To the Company's knowledge, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from, or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

        2.14 Compliance with Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, provincial, state or local statute, law or regulation.

        2.15 Litigation. There is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors in their respective capacities as such by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.16 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.17 Minute Books. The minute books of the Company provided to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

        2.18 Environmental Matters.

            (a) Definitions. In this section,

                (i) "Environment" means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, and includes indoor spaces;

                (ii) "Environmental Law" means all federal, provincial, municipal or local statutes, regulations, by-laws, Environmental Permits, orders or rules, and any policies or guidelines of any governmental or regulatory body or agency, and any requirements or obligations arising under the common law, relating to the Environment, the transportation of dangerous goods and occupational health and safety;

                (iii) "Environmental Permits" means all permits, licenses, approvals, consents, authorizations, registrations and certificates issued by or provided to, as the case may be, any government, governmental or regulatory body or agency pursuant to an Environmental Law;

                (iv) "Premises" means all real property, buildings and facilities, including any part of any such property, building or facility, owned, leased, or operated by the Company in connection with its business; and

                (v) "Substance" means any substance or material which under any Environmental Law is defined to be "hazardous", "toxic", "deleterious", "caustic", "dangerous", a "contaminant", a "pollutant", a "dangerous good", a "waste", a "source of contamination" or a source of a "pollutant".

            (b) Hazardous Activities.

                (i) The Company has not emitted, discharged, deposited or released or caused or permitted to be emitted, discharged, deposited or released, any Substances on or to the Premises, or in connection with the operation of the business of the Company, except in compliance with Environmental Law;

                (ii) to the knowledge of the Company, the soil and subsoil, and the surface and ground water in, on or under the Premises do not contain any Substances, nor do the Premises contain any underground storage tanks; all Substances which have been or are being treated or stored on the Premises have been generated, treated and stored in compliance with Environmental Law;

                (iii) to the knowledge of the Company, no polychlorinated biphenyls, asbestos containing materials, lead or ureaformaldehyde is or has ever been on, at, in or under the Premises; and

                (iv) the Company has not permitted the Premises to be used for the disposal of any Substance.

            (c) Permits. The Company holds all Environmental Permits necessary for the conduct of its business. All Environmental Permits obtained by the Company in connection with its business (including any applicable expiry dates) are valid and in full force and effect.

            (d) Proceedings. There are no proceedings against or involving the Company, either in progress, pending, or, to the knowledge of the Company, threatened which allege the violation of, or non-compliance with, any Environmental Law by the Company.

        2.19 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule
2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.20 Employee Matters and Benefit Plans. The Company is not a party to or bound by any:

            (a) written contract or commitment for the employment of any employee, officer or agent;

            (b) oral contract or commitment for the employment of any employee, officer or agent, except for contracts of indefinite hire terminable by the Company without cause on reasonable notice as determined by the laws of the applicable jurisdiction;

            (c) contract with or commitment to any trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent (collectively called "labour representatives") and the Company has not conducted negotiations with respect to any such future contracts or commitments; no labour representatives hold bargaining rights with respect to any employees of the Company; no labour representatives have applied to have the Company declared a related employer pursuant to the Labour Relations Act (Ontario); and there are no current or threatened attempts to organize or establish any trade union or employee association with respect to the Company; or

            (d) bonus, pension, profit sharing, deferred compensation, retirement, hospitalization, disability, insurance or similar plan or practice, formal or informal, with respect to any of its employees or others, other than the Canada Pension Plan, the Ontario Health Insurance Plan and other similar health plans established and administered by any other province and workers' compensation insurance provided pursuant to statute.

There is no work stoppage or other concerted action, grievance or dispute existing or, to the knowledge of the Company, threatened against the Company. Correct and complete copies of all the contracts, commitments and plans set out in Schedule 2.20 and all related documents or, where oral, correct and complete written summaries of the terms thereof have been made available to Parent. For the purpose of the foregoing, related documents means, in the case of pension, profit sharing, deferred compensation, retirement, hospitalization, disability or insurance or similar plans, all documentation establishing or creating such plans, all amendments thereto and all documentation related thereto including without limitation, trust agreements, funding agreements and other similar agreements, the most recent financial statements and the most recent actuarial report, if any, related thereto and all reports, returns and filings in respect of such plans made with any regulatory agency within the 3 years prior to the date hereof.

        2.21 Change of Control and Non-Compete Payments. Schedule 2.21 sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of the Company as a result of or in connection with the Amalgamations.

        2.22 Year 2000 Compliance. All of the Company's internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and services and each Constituent Component of those products and services of the Company fully comply with the Year 2000 Qualification Requirements. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products of each Constituent Component (as defined below) of those products of the Company and each of its subsidiaries
(i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (ii) have been designed to ensure date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover, and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration.

        2.23 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Amalgamations, and other transactions contemplated hereby, contains or will contain at the time of the Amalgamations, any untrue statement of a material fact, or omits or will omit at the time of the Amalgamations to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT COMPANIES

        The Parent Companies represent and warrant to the Company as follows:

        3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent Sub and Holding are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Holding ULC and Amalgamation Sub are corporations duly organized, validly existing and in good standing under the laws of Nova Scotia. Each of the Parent Companies have the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on their respective ability to consummate the transactions contemplated hereby.

        3.2 Authority. The Parent Companies have all requisite corporate power and authority, and all necessary shareholder approvals to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Parent Companies. This Agreement has been, and the Related Agreements when executed and delivered will be have been duly executed and delivered by the Parent Companies and constitute the valid and binding obligations of the Parent Companies, enforceable in accordance with their terms. The execution and delivery of this Agreement and the Related Agreements by Parent and Amalgamation Sub does not, and, the consummation of the transactions contemplated hereby and thereby will not, Conflict with (i) any provision of the Articles of Incorporation or Bylaws of Parent or any of similar constating documents of the other Parent Companies or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent Companies or their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to the Parent Companies in connection with the execution and delivery of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated hereby and thereby, except for (i) obtaining the Certificate of Continuance,
(ii) obtaining the Approval Orders for the Amalgamations and the related filings with the Registrar, all under the Companies Act, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, state and provincial securities laws and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.2.

        3.3 Capital Structure.

            (a) The authorized stock of Parent consists of 150,000,000 shares of Common Stock, of which 43,429,673 shares were issued and outstanding as of October 29, 1999, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding as of October 29, 1999. The authorized capital stock of Amalgamation Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Holding ULC. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. All shares of capital stock of each of Parent Sub, Holding and Holding ULC are beneficially owned by Parent.

            (b) The shares of Parent Common Stock to be issued in connection with the Initial Closing will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

            (c) The shares of Parent Common Stock to be issued pursuant to the Exchangeable Share Provisions pursuant to the terms of this Agreement will, when issued in accordance with, the terms of the Exchangeable Share Provisions, if applicable, be duly authorized, validly issued, fully paid and nonassessable.

            (d) The Exchangeable Shares to be issued in the Reorganization will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

        3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") for all periods subsequent to March 31, 1998, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

        3.5 Amalgamation Sub. Since the date of its incorporation, Amalgamation Sub has neither engaged in or transacted any business or activity of any nature other than activities related to its corporate organization and the execution and delivery of this Agreement and the Related Agreements. Amalgamation Sub has no assets or liabilities or obligations of any kind whatsoever, and other than this Agreement and the Related Agreements, is not a party to any contract, agreement or undertaking of any nature.


                                   ARTICLE IV

                          CONDUCT PRIOR TO THE CLOSING

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of (i) the termination of this Agreement and (ii) the Final Closing, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Governmental Charges when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the time of the Amalgamations. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving the Company or its business. Except as expressly contemplated by this Agreement or disclosed in Schedule 4.1, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

            (a) Enter into any commitment or transaction not in the ordinary course of business.

            (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);

            (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

            (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

            (e) Commence any litigation;

            (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

            (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of the Convertible Promissory Note, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (h) Cause or permit any amendments to its Articles of Amalgamation or Bylaws;

            (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

            (j) Acquire or agree to acquire any assets in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate in any 30-day period;

            (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

            (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

            (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee, except payments made pursuant to standard written agreements outstanding on the date hereof;

            (n) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

            (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (p) Pay, discharge or satisfy, in an amount in excess of $15,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or incurred after the date of the Company Financials by the Company in the ordinary course of business or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

            (q) Make or change any material election in respect of Governmental Charges, adopt or change any accounting method in respect of Governmental Charges, enter into any closing agreement, settle any claim or assessment in respect of Governmental Charges, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Governmental Charges;

            (r) Enter into any strategic alliance, development or joint marketing agreement; or

            (s) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (r) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        4.2 No Solicitation. Until the earlier of (i) the Final Closing and (ii) the date of termination of this Agreement pursuant to the provisions of Section
8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Amalgamation or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 Access to Information. Subject to any applicable contractual confidentiality obligations (which the Company shall use its best efforts to cause to be waived) each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Amalgamation to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section
5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Amalgamation.

        5.2 Confidentiality. Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the confidentiality agreements between Parent and the Company previously entered into.

        5.3 Expenses. Except as otherwise contemplated by the Shareholder Reimbursement Agreement, whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with the transactions contemplated hereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        5.4 Public Disclosure. Upon execution and delivery of this Agreement by the parties hereto, Parent and the Company shall release a jointly prepared announcement describing the Acquisition. Except as aforesaid, unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Final Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

        5.5 Consents. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts identified on
Schedule 2.12(c) as may be required in connection with the transactions contemplated hereby.

        5.6 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock; and further provided that the Company shall not be obligated to complete the Initial Closing before January 4, 2000.

        5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Amalgamation Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Initial Closing except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.8 NMS Listing. Parent shall cause to be listed on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the transactions contemplated hereby and upon the exchange of the Exchangeable Shares, upon official notice of issuance.

        5.9 Cooperation With Financial Statements. The Company will use its best efforts to cause the Company's management and its independent auditors to facilitate on a timely basis (i) the preparation of historical and pro forma financial statements as required by Parent to comply with applicable SEC regulations, and (ii) the review of the Company's 1997 and 1998 audit work papers, including the examination of selected interim financial statements and data.

        5.10 Employee Benefits.

            (a) Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Final Closing. Employees of the Company who are employed by Parent or the Company following the Final Closing shall be granted credit for service with the Company prior to the Final Closing for all purposes as if such service with the Company was service with Parent or a subsidiary of Parent.

            (b) Parent shall reserve an aggregate of $5,000,000 in cash, which will be distributed to those employees of the Company to be identified by mutual agreement of the Parent and the Company in the amounts mutually agreed upon by Parent and the Company prior to the Initial Closing and distributed in accordance with the terms of such agreement.

        5.11 Registration Rights. Upon the issuance and release from the Interim Escrow of Parent Common Stock to US Sellers at the Final Closing and upon the issuance of Parent Common Stock to holders (collectively, including the US Sellers, the "Holders") of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Holders shall have registration rights with respect to such shares of Parent Common Stock (the "Registrable Securities") subject to the following terms and conditions:

            (a) Registration on Form S-3. Within five (5) business days after Parent becomes a registrant entitled to use a Form S-3 registration statement or any successor form thereto to register the resale (which shall not be through an underwritten public offering) of the Registrable Securities (the "S-3 Date"), Parent shall use reasonable best efforts to cause the Registrable Securities to be registered so as to permit the resale thereof, and in connection therewith shall prepare and file a Form S-3 registration statement or any successor form thereto providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act") to effect such registration within five (5) business days after the S-3 Date, and thereafter Parent shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof; provided, however, that if Parent shall furnish to the Chief Executive Officer of the Company and to Toucan, to the attention of the name and at the address provided by Toucan in writing to the Parent, a certificate signed by the Chief Executive Officer of Parent stating that, in the good faith judgment of the Board of Directors or Chief Executive Officer of Parent, it would be seriously detrimental to Parent and its shareholders for the Registration Statement to be filed on or before the date filing would otherwise be required, and it is therefore in the best interests of Parent to defer the filing of the Registration Statement, then Parent may delay the filing of the Registration Statement, once but not more than once, for a period not in excess of forty-five (45) days.

            (b) Expenses of Registration. Parent shall pay all Registration Expenses (as hereafter defined) in connection with any registration, qualification or compliance pursuant to this Section 5.13, and each Holder shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. For purposes of this Section 5.13(b), "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by Parent in complying with Sections 5.13(a) and 5.13(c), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. For purposes of this Section 5.13(b), "Selling Expenses" shall mean all selling discounts commissions and stock transfer or other Governmental Charges applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

            (c) Registration Procedures. In the case of any registration effected by Parent pursuant to this Section 5.13, Parent will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Parent will:

                (i) Use reasonable best efforts to keep such registration effective until the earlier of (A) all Holders having completed the distribution described in the registration statement relating thereto or (B) the sixth anniversary of the date of the Final Closing;

                (ii) Promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

                (iii) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                (iv) Subject to Section 5.13(h)(ii) hereof, notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                (v) Cause all such Registrable Securities registered pursuant to the Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by Parent are then listed or quoted, and in connection therewith, file with the

Nasdaq National Market an application for listing of additional shares with respect to the Registrable Securities;

                (vi) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

                (vii) Use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business in or file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to do so; and

                (viii) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (d) Information by Holder. Each Holder of Registrable Securities shall furnish to Parent such information regarding such Holder and the distribution proposed by such Holder as Parent may reasonably request in connection with any registration, qualification or compliance referred to in this Section 5.13, but only to the extent that such information is required in order for Parent to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Holder covenants that it will promptly notify Parent of any changes in the information set forth in the Registration Statement or otherwise provided by such Holder to Parent regarding such Holder or such Holder's plan of distribution as a result of which the Registration Statement or any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such Holder or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, not misleading.

            (e) Indemnification and Contribution.

                (i) Parent agrees to indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, and Parent will, as incurred, reimburse such Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Parent shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (A) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Parent by such Holder in an instrument executed by such Holder and specifically stated to be for use in the preparation of the Registration Statement, (B) the failure of such Holder to comply with any of the covenants and agreements contained in Sections 5.13(f) or 5.13(h) hereof, or (C) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

                (ii) Each Holder, severally and not jointly, agrees to indemnify and hold harmless Parent from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Parent may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to Parent by such Holder in an instrument executed by such Holder and specifically stated to be for use in preparation of the Registration Statement, provided, however, that no Holder shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected in a writing delivered to Parent at least two business days before the sale from which such loss arose,
(B) the failure of such Holder to comply with any of the covenants and agreements contained in Sections 5.13(f) or 5.13(h) hereof, or (C) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder; and each Holder, severally and not jointly, will, as incurred, reimburse Parent for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the amount payable by any Holder to Parent pursuant to this Section 5.13(e)(ii) by reason of a sale of Parent Common Stock by such Holder exceed the amount of the gross proceeds to such Holder from the sale of Parent Common Stock from which such liability arose.

                (iii) Promptly after receipt by any indemnified person under subsections (i) or (ii) above of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.13(e), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (provided, however, that no failure to provide such notice shall relieve any indemnifying person of any liability hereunder except to the extent that such indemnifying person is prejudiced thereby), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided, however that if more than one indemnified person makes a claim against an indemnifying person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

                (iv) If the indemnification provided for in this Section 5.13(e) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each such party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Parent and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.13(e)(iv) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 5.13(e)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 5.13(e)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (v) The obligations of the Parent and the Holders under this
Section 5.13(e) shall be in addition to any liability which Parent and the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of Parent or any Holder, and to each person, if any, who controls Parent or any Holder within the meaning of the Securities Act or the Exchange Act.

            (f) Restrictions on Transferability. The shares of Parent Common Stock issuable pursuant to the terms of the Exchangeable Share Provisions in a transaction exempt from the registration requirements of the Securities Act (the "Restricted Shares") shall not be transferable except (A) in accordance with the Registration Statement, in which case Holder must comply with the requirement of delivering a current prospectus, (B) in accordance with Rule 144, or (C) pursuant to an exemption from the registration requirements of the Securities Act. Parent shall be entitled to give stop transfer instructions to its transfer agent with respect to the Restricted Shares in order to enforce the foregoing restrictions.

            (g) Restrictive Legend. Each certificate representing Restricted Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE MERGER AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, COMPASS ACQUISITION CORP., COMPASS HOLDING CORP. 3034996 NOVA SCOTIA COMPANY, 3034997 NOVA SCOTIA COMPANY AND THE DOCSPACE COMPANY INC. DATED NOVEMBER 3, 1999 (THE "AGREEMENT"), AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

        The legend contained in this Section 5.13(g) shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the Registration Statement, but shall not be removed in any other circumstance without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

            (h) Transfer of Shares After Registration.

                (i) Restriction. Restricted Shares are not transferable on the books of Parent unless the certificate submitted to Parent's transfer agent evidencing such Restricted Shares is accompanied by a separate certificate, in form and substance reasonably satisfactory to Parent, executed by an officer of, or other person duly authorized by, the Holder for purposes of establishing compliance with this Agreement.

                (ii) Notice to Parent of Proposed Sale and Right of Parent to Suspend Use of Registration Statement. If any Holder shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify Parent of its intent to do so at least three (3) full business days prior to such sale. Such notice shall be deemed to constitute a representation that any information previously supplied by such Holder (including without limitation the information referred to in Section 5.13(d) hereof) is accurate as of the date of such notice. At any time within such three (3) business-day period, Parent may refuse to permit the Holder to resell any Registrable Securities pursuant to the Registration Statement (the "Suspension Right"); provided, however, that in order to exercise its Suspension Right, Parent must deliver a certificate (the "Suspension Notice") in writing to the Holder to the effect that, in the good faith judgement of the Board of Directors or Chief Executive Officer of Parent, a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would be seriously detrimental to Parent and its shareholders and therefore it is in the best interests of Parent to delay the sale under the Registration Statement. In no event shall such delay exceed forty-five (45) calendar days (a "Suspension Period"), and provided further, however, that in no event shall Parent be permitted to exercise its Suspension Right more than three times in any single calendar year. The date on which a Suspension Notice is delivered by the Company to the first Holder desiring to sell Registrable Securities who is so notified in any Suspension Period shall be considered the start of such Suspension Period and shall constitute one exercise of a Suspension Right under this subsection, provided, however, any subsequent Suspension Notice delivered during a Suspension Period shall not be considered a separate exercise of Parent's Suspension Right. Each Suspension Notice shall set forth (a) the date on which the Suspension Period covered by such Suspension Notice commenced and (b) the number of times Parent has exercised its Suspension Right previously during the same calendar year. Parent agrees that any Suspension Right imposed on the Holders will be imposed consistently among all Holders requesting to sell any Registrable Securities during any Suspension Period.

            (i) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, or pursuant to a registration on Form S-3, Parent agrees to use its reasonable best efforts to:

                (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Amalgamation;

                (ii) File with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                (iii) So long as a Holder owns any Registrable Securities, to furnish to that Holder forthwith upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

            (j) Transfer of Registration Rights. The rights and obligations of any Holder under this Section 5.13 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder; provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned under, (iii) each transferee shall agree to be bound by all of the provisions of this Section 5.13; and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act.

        5.12 Securities Compliance. The Parent Companies and the Company shall use all reasonable efforts to obtain all orders required from the applicable Canadian securities authorities to permit (a) the issuance of the Exchangeable Shares in exchange for Company Capital Stock; (b) the issuance of Parent Common Stock upon exchange of the Exchangeable Shares in accordance with their terms or the Voting and Exchange Trust Agreement; and (c) the sale of the Parent Common Stock outside of Canada, in each case without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any governmental entity or regulatory authority under the Canadian federal and provincial securities or other laws applicable to residents of Ontario, British Columbia, Alberta and Nova Scotia or pursuant to the rules and regulations of any regulatory authority administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or the Company for purposes of Canadian federal, provincial or territorial securities laws).

        5.13 Directors and Officers. Parent agrees that all rights to indemnification or exculpation existing as of the date of this Agreement in favor of the directors, officers, employees and other agents of the Company in the Company's Articles of Amalgamation or By-laws, or any agreement between the Company and such persons that has been provided to Parent's counsel prior to the date hereof, shall survive the Amalgamations and shall continue in full force and effect and Parent agrees to assume, effective at the time of the Final Closing, all such liability of the Company with respect to such indemnification. This Section 5.13 shall survive the Amalgamations, is intended to benefit the indemnified parties, shall be binding upon all successors and assigns of Exchangeco and Parent, and shall be enforceable by the indemnified parties.

        5.14 Tax Matters. The parties agree that they will use their respective commercially reasonable efforts to cause the Amalgamations, the Reorganization and the issuance of the Exchangeable Shares in connection with the Reorganization to the Company's shareholders who are Canadian resident taxpayers to be tax-deferred for Canadian income tax purposes and not to take any action reasonably expected to be inconsistent therewith.

                                   ARTICLE VI

                           CONDITIONS TO THE CLOSINGS

        6.1 Initial Closing Conditions. The conditions to the obligations of the parties at the Initial Closing (as defined in Section 7.1) are as follows:

            (a) Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to complete the Initial Closing shall be subject to the satisfaction, on or before the Initial Closing Date (as defined in Section 7.1), of the following conditions, each of which may only be waived by the mutual consent of Parent on behalf of the Parent Companies and the Company:

                (i) Shareholder Approval. This Agreement and the Related Agreements and the transactions contemplated hereby and thereby shall have been approved and adopted by all of the shareholders option holders, warrant holders, or other holders of interests to shares in the Company by the execution of the Shareholder Implementation Agreement.

                (ii) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement and the Related Agreements shall be in effect.

                (iii) Nasdaq Listing. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to the Exchangeable Share Provisions and to the US Sellers in connection with the Initial Closing and such other shares required to be reserved for issuance in connection with this Agreement and the Second Amalgamation shall have been authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

            (b) Additional Conditions to Obligations of the Company. The obligations of the Company to complete the Initial Closing shall be subject to the satisfaction at or prior to the Initial Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

                (i) Representations and Warranties. The representations and warranties of the Parent Companies contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of the Parent Companies contained in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Date except for (i) changes contemplated or permitted by this Agreement, and (ii) except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by a duly authorized officer of Parent.

                (ii) Agreements and Covenants. The Parent Companies shall have performed or complied (which performance or compliance shall be subject to the ability of the Parent Companies to cure as provided in Section 9.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Initial Closing Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

                (iii) Shareholder Reimbursement Agreement. Parent and the Company shall have entered into the Shareholder Reimbursement Agreement.

                (iv) Tax Opinion. The Company and shareholders of the Company shall have received a tax opinion from Arthur Andersen in a form satisfactory to the Company.

                (v)Secretary's Certificate. Parent shall have delivered a Secretary's Certificate to the Company, in form and substance reasonably satisfactory to the Company.

                (vi) Section 116 Certificate. A determination by Revenue Canada shall have been received by each US Seller regarding such shareholder's application for a Section 116 clearance certificate, as contemplated by subsections (f) and (g) of Section 1.1 hereof, and in the event that Toucan does not receive a Section 116 clearance certificate from Revenue Canada reasonably satisfactory to Toucan that provides relief from Canadian withholding taxes and any applicable bonding, payment or other security obligations on Toucan or its members, each of the other shareholders of the Company (other than any of the Parent Companies if any of them is a shareholder) shall have executed and delivered the Double Tax Indemnity Agreement (with the understanding of the parties being that this condition shall not be waivable by the Company without the prior written consent of Toucan).

            (c) Additional Conditions to the Obligations of the Parent Companies. The obligations of the Parent Companies to complete the Initial Closing shall be subject to the satisfaction at or prior to the Initial Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                (i)Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Initial Closing Time except for (i) changes contemplated by this Agreement, and (ii) except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by a duly authorized officer of the Company.

                (ii) Agreements and Covenants. The Company shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Amalgamation Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company. All conditions in favor of the Parent Companies to the Initial Closing set out in the Shareholder Implementation Agreement shall have been satisfied.

                (iii) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.12(c).

                (iv) Board Approval. The Board of Directors of the Company shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Company, to permit the consummation of the Amalgamations as contemplated by this Agreement.

                (v) Board Recommendation. The Board of Directors of the Company shall have made and shall not have modified or amended, in any material respect, an affirmative recommendation that the holders of the Company Common Shares execute the Shareholder Implementation Agreement.

                (vi) Legal Opinion. The Parent Companies shall have received a legal opinion from Gowling, Strathy & Henderson, legal counsel to the Company, in substantially the form attached hereto as Exhibit 9.

                (vii) Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since July 31, 1999.

                (viii) Noncompetition Agreements; Invention Assignment. Each person listed on Schedule 6.3(h) shall have executed and delivered to Parent a Noncompetition and Nonsolicitation Agreement in substantially the form of
Exhibit 10 (the "Non-Competition Agreements") and all of such agreements shall be in full force and effect. Each employee of the Company listed on the Company Schedules as not having executed a valid and binding agreement with the Company sufficient to vest title in the Company of all Intellectual Property created by such employee in the scope of his or her employment with the Company shall have executed such an agreement, in a form satisfactory to Parent's counsel, acting reasonably.

                (ix) Key Employees. Each person listed on Schedule 6.3(i) shall have accepted an offer of employment with Parent.

                (x) Escrow Agreement. Parent, the Company, Escrow Agent and the Stockholders' Representative (as defined in the Escrow Agreement) shall have entered into the Escrow Agreement.

                (xi) Resignation of Directors and Officers. All directors and officers of the Company shall have resigned their respective offices as directors and officers of the Company effective as of the Final Closing.

                (xii) Release by Toucan. Toucan, the Company and Parent shall have entered into a full and final release of any and all claims any of them may have against one another and each of their directors, officers and employees in the form attached as Exhibit 11 or other form satisfactory to Parent's counsel.

                (xiii) Repayment of Convertible Promissory Note. The Company shall have repaid to the Company the amount outstanding under the Convertible Promissory Note or, to the extent the amount outstanding has not been so repaid, the Aggregate Cash Purchase Price shall be reduced by the amount outstanding on the Initial Closing Date as is provided for in Section 1.6.

        6.2 Final Closing Conditions. The respective obligations of the parties to complete the Final Closing (as defined in Section 7.3) shall be subject to the receipt by the relevant parties of the documents referred to in Section 7.3.


                                   ARTICLE VII

                                CLOSING PROCEDURE

        7.1 Initial Closing

        The Initial Closing will take place on the date that is three (3) business days after the Company has notified the Parent that all parties have signed the Shareholder Implementation Agreement and each of the conditions to the Initial Closing set forth in Section 6.1 have been satisfied or waived, and in any event no later than January 4, 2000 (the "Initial Closing Date") at 9:00 a.m. Eastern Standard Time (the "Initial Closing Time") at the offices of Tory Haythe in Toronto, Ontario, or at such other time or place as may be agreed upon by the parties, at which time and place:

            (a) Each of the Parent Companies will execute and deliver or cause to be delivered each of the following to the Company, as applicable to that Parent Company:

                (i) this Agreement and each of the Related Agreements to be signed on behalf of each of the applicable Parent Companies, and the Voting and Exchange Trust Agreement to be signed on behalf of the Trustee, which, in the case of certain of the agreements, will be effective as of the Reorganization;

                (ii) a cheque, wire transfer or banker's draft payable to U.S. counsel to the Parent, in trust, on behalf of the US Sellers as payment of the cash portion payable to the US Sellers in accordance with Section 1.6;

                (iii) a cheque, wire transfer or banker's draft payable to the escrow agent, to be agreed to by the parties, on behalf of the Company shareholders in the amount of $5,000,000 in respect of the Shareholder Reimbursement Agreement;

                (iv) share certificates representing shares of Parent Common Stock registered in the name of the US Sellers in accordance with their respective holdings of Company Capital Stock in the manner contemplated by
Section 1.6;

                (v) a share certificate representing one share of Parent Special Voting Stock registered in the name of the Trustee;

                (vi) an executed copy of the officer's certificate required by sections 6.1(b)(i) and (ii);

                (vii) unsigned and unsworn copies of the definitive forms of the Second Amalgamation Agreement, together with all resolutions and other ancillary documents and instruments necessary or desirable to effect the Second Amalgamation;

                (viii) unsigned copies of the definitive form of the amendments to the memorandum and articles of association of Exchangeco together with all resolutions and other ancillary documents and instruments necessary or desirable to effect the Reorganization; and

                (ix) the following documents in form and substance satisfactory to the Company shall have been delivered to the Company:

                    (A) a duly certified copy of the constating documents of each of the Parent Companies, the resolutions authorizing the execution and delivery of this Agreement, the Related Agreements and all such other documents, instruments and agreements as may be required to be delivered in connection herewith or therewith and the entering into and performance of all transactions contemplated herein and therein; and

                    (B) such other documents relating to this Agreement or the Related Agreements and the transactions contemplated herein, therein or in respect thereof as the Company may reasonably require.

            (b) The Company will execute and deliver or cause to be delivered to the Parent:

                (i) this Agreement, each of the Related Agreements and the Non-Competition Agreements to be signed, as applicable, on behalf of the Company and each of the applicable Shareholders, which, in the case of certain of the agreements, will be effective as of the Reorganization;

                (ii) share certificates representing shares of Company Capital Stock registered in the name of the Shareholders in accordance with their respective holdings of Company Capital Stock, each duly endorsed in blank for transfer;

                (iii) an executed copy of the officer's certificate required by sections 6.1(c)(i) and (ii) and the consents, approvals and waivers required by section 6.1(c)(iii);

                (iv) legal opinion of Gowling, Strathy & Henderson in the form attached to this Agreement as Exhibit 10;

                (v) resignations of each of the directors and officers of the Company, effective as of the Final Closing;

                (vi) release of Toucan required by section 6.1(c)(xii);

                (vii) documents evidencing filing of the Articles of Continuance, or if the filing has not occurred, signed copies of the Articles of Continuance of the Company together with all ancillary documents and instruments necessary or desirable to effect the Continuance;

                (viii) unsigned and unsworn copies of the definitive forms of the First Amalgamation Agreement, together with all resolutions and other ancillary documents and instruments executed or filed to effect the First Amalgamation;

                (ix) unsigned and unsworn copies of the definitive forms of the Second Amalgamation Agreement, together with all resolutions and other ancillary documents and instruments necessary or desirable to effect the Second Amalgamation;

                (x) unsigned copies of the definitive form of the amendments to the memorandum and articles of association of Exchangeco together with all resolutions and other ancillary documents and instruments required to effect the Reorganization;

                (xi) the following documents in form and substance satisfactory to the Parent shall have been delivered to the Parent:

                    (A) a duly certified copy of the constating documents of the Company, the resolutions authorizing the execution and delivery of this Agreement, the Related Agreements and all such other documents, instruments and agreements as may be required to be delivered in connection herewith or therewith and the entering into and performance of all transactions contemplated herein and therein; and

                    (B) such other documents relating to this Agreement or the Related Agreements and the transactions contemplated herein, therein or in respect thereof as the Company may reasonably require;

                (xii) in the event that Toucan does not receive a Section 116 clearance certificate from Revenue Canada reasonably satisfactory to Toucan that provides relief from Canadian withholding taxes and any applicable bonding, payment or other security obligations on Toucan or its members, each of the other shareholders of the Company (other than the Parent Companies if any of them is a shareholder) shall execute and deliver to Toucan a Double Tax Indemnity Agreement but under no circumstances shall Parent assume or incur any liability with respect thereto.

        7.2 Interim Escrow

        Provided the conditions set forth in section 6.1 have been satisfied, or waived by the parties as provided in this Agreement, all cheques, stock certificates and documents tabled at the Initial Closing shall be held in escrow by counsel to the Parent and released in accordance with an Interim Escrow Agreement containing the following terms:

            (a) All shares of Parent Common Stock will initially be held by US counsel to the Parent and all funds will initially be deposited by US counsel to the Parent in an interest bearing trust account.

            (b) The shares of the Company Capital Stock tendered by the US Sellers will be deemed to have been transferred to Holding ULC and the US Sellers will cease to be shareholders of the Company at the completion of the Initial Closing.

            (c) The certificate representing the share of Special Voting Stock of the Parent will be held by counsel to the Parent.

            (d) If the Continuance has not occurred, all documents required to effect the Continuance will be dated the date after the Initial Closing Date and will be released to Nova Scotia counsel to the Company and filed with the Registrar under the Companies Act so as to effect the Continuance promptly after the Initial Closing.

            (e) Promptly upon counsel to the Parent receiving confirmation from Nova Scotia counsel to the Company as to the completion of the Continuance, all documents required to effect the First Amalgamation will be released from escrow, dated, signed and sworn by the applicable parties, as the case may be, and will be delivered to Nova Scotia counsel to the Company who will apply to and obtain from the Supreme Court of Nova Scotia an order under section 134 of the NS Act and file the order with the Registrar under the Companies Act.

            (f) Promptly upon counsel to the Parent receiving confirmation from Nova Scotia counsel to the Parent as to the completion of the First Amalgamation and all applicable securities commission orders having been obtained satisfactory to counsel to the Parent and Company, each acting reasonably, all documents required to effect the Second Amalgamation will be released from escrow, dated, signed and sworn by the applicable parties, as the case may be, and will be delivered to Nova Scotia counsel to the Parent who will apply to and obtain from the Supreme Court of Nova Scotia an order under section 134 of the NS Act and file the order with the Registrar under the Companies Act.

            (g) Promptly upon counsel to the Parent receiving confirmation from Nova Scotia counsel to the Parent as to the completion of the Second Amalgamation, all documents required to effect the Reorganization will be released from escrow, dated and signed by the applicable parties and will be delivered to Nova Scotia counsel to the Parent who will file same with the Registrar under the Companies Act.

            (h) All other documents and items will be released from the Interim Escrow Agreement upon the Final Closing as described in section 7.3.

        7.3 Final Closing

        The Final Closing shall take place on the next business day after the Reorganization is completed (the "Final Closing Date") at 9:00 a.m. Eastern Standard Time (the "Final Closing Time") at the offices of Tory Haythe in Toronto, Ontario, or at such other time or place as may be agreed upon by the parties, at which time and place:

            (a) the following documents in form and substance satisfactory to the Company and the Parent shall have been delivered:

                (i) documents evidencing filing of the Articles of Continuance;

                (ii) court approval of the First Amalgamation and a copy of the order as filed with the Registrar under the Companies Act;

                (iii) court approval of the Second Amalgamation and a copy of the order as filed with the Registrar under the Companies Act; and

                (iv) a copy of the amendment to the memorandum and articles of association of Exchangeco effecting the Reorganization, as filed with the Registrar under the Companies Act;

            (b) all certificates representing Exchangeable Shares, cash and shares of Holding Companies will be released to the Shareholders entitled thereto, subject to any applicable withholding tax, by delivery to Company counsel unless otherwise directed, less Exchangeable Shares which are held as part of the Escrow Amount;

            (c) all certificates representing Parent Common Stock and cash held by counsel pursuant to section 7.2(a) (including interest earned thereon) will be released to the Shareholders entitled thereto, subject to any applicable withholding tax, by delivery to Company counsel unless otherwise directed, less Parent Company Stock which is held as part of the Escrow Amount;

            (d) Common shares of Exchangeco will be released to Holding ULC;

            (e) Copies of the Related Agreements, the Non-Competition Agreements and any other agreements, documents or instrument held pursuant to the Interim Escrow Agreement will be released, as applicable, to the Company, each of the applicable Parent Companies, and shareholders by delivery to Company counsel (as to the shareholders) unless otherwise directed, and

            (f) The certificate representing the share of Special Voting Stock of the Parent held by counsel to the Parent shall be released to the Trustee.

        7.4 Failure to Consummate Final Closing

        If for any reason, the Final Closing does not occur by January 31, 2000, the Interim Escrow Agreement will terminate and:

            (a) All documents and funds remaining in escrow will be returned to the party depositing them to the extent those documents continue to remain in escrow. Interest earned on any funds will be paid to the party to whom the funds are returned.

            (b) Each share of the Company Capital Stock originally tendered by a US Seller will be transferred by Holding ULC to that US Seller, provided that, if the Company (or a successor entity) is then an unlimited liability company, Holding ULC will transfer the Company Capital Stock to one or more companies owned by the US Sellers, as directed by the Stockholder Representative. If at the time of the unwinding the First Amalgamation shall have occurred, the Company and the shareholders of the Company shall take such actions as are necessary to cause East ULC to file a valid and timely election to be treated as an association taxable as a corporation for United States federal income tax purposes.

            (c) The parties will have their respective rights and remedies under this Agreement and the Shareholder Implementation Agreement.


                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             INDEMNIFICATION; ESCROW

        8.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules), and all of the Parent Companies' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Final Closing and continue until 5:00 p.m., California time, on the first anniversary of the Final Closing Date.

        8.2 Obligation of the Company to Indemnify, Reimburse, etc. Subject to the provisions of Section 8.4 hereof, the Company, its successors and assigns, jointly and severally, shall indemnify, reimburse, defend, protect and hold harmless each of the Parent Companies and each of their successors and assigns and each of their respective directors, officers, employees, affiliates, agents, and their respective successors and assigns (each a "Parent Indemnitee") from and against any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses) (collectively "Losses") resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company (as such representations and warranties may be updated by the Company to reflect changes in the subject matter thereof as permitted or contemplated by the terms of this Agreement).

        8.3 Obligation of Parent to Indemnify, Reimburse, etc.

            (a) Subject to the provisions of Section 8.4 hereof, Parent and Amalgamation Sub and their respective successors and assigns, jointly and severally, shall indemnify, reimburse, defend, protect and hold harmless the Company and its successors and assigns and each of its shareholders, directors, officers, employees, affiliates, agents, and their respective successors and assigns (each a "Company Indemnitee") from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Parent.

            (b) In addition to the foregoing, upon the completion of the Final Closing, Parent and its successors and assigns, jointly and severally, shall indemnify, reimburse, defend, protect and hold harmless the Holding Companies from and against any Losses resulting from, imposed upon, incurred or suffered by any of them as a result of the ownership interests in Exchangeco, an unlimited liability company, following the Final Closing that the respective Holding Companies would not have been subject to had Exchangeco been organized as a corporation or limited partnership, provided in no event will the amount of the indemnity in respect of a Holding Company exceed the net value after tax of the Parent Common Stock held by such Holding Company to the Shareholder(s) of that Holding Company.

        8.4 Limits on Indemnification, Reimbursement, etc. Absent fraud or willful misconduct of any party (for which there shall be no limitation of liability of any party), no Parent Indemnitee and no Company Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement until Losses which would otherwise be indemnifiable hereunder have been incurred by such party and other indemnitees associated with or related to such party exceed $400,000. For purposes of the foregoing, only losses that individually exceed $5,000 shall be counted towards the $400,000 deductible amount.

        8.5 Escrow Arrangements. Concurrent with the Final Closing, the Escrow Amount shall be placed in an escrow fund (the "Escrow Fund"), to be governed by the terms of the Escrow Agreement. The Escrow Fund shall be available to compensate Parent and its affiliates for Losses for which Parent or its affiliates are entitled to indemnification under Article VIII. The parties acknowledge that after the Effective Date and absent fraud or willful misconduct, the maximum amount payable under the indemnification obligations of the Company under Section 8.2 is the Escrow Amount. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Final Closing abandoned at any time prior to the Final
Closing:

            (a) by mutual consent of the Company and Parent;

            (b) by Parent or the Company if: (i) if the Second Amalgamation has not occurred by January 31, 2000 (provided that the right to terminate this Agreement under this clause 9.1(b) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Second Amalgamation to occur on or before such date); (ii) there shall be a final nonappeallable order of a federal, state or provincial court in effect preventing consummation of the Second Amalgamation; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Second Amalgamation by any governmental entity that would make consummation of the Second Amalgamation illegal;

            (c) by Parent if the Initial Closing has not occurred prior to January 4, 2000 (provided that the right to terminate this Agreement under this clause 9.1(c) shall not be available to Parent if its willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Initial Closing to occur on or before such date);

            (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Second Amalgamation, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Second Amalgamation, any portion of the business or assets of the Company or Parent;

            (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

            (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Amalgamation Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Amalgamation Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Amalgamation Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

        Where action is taken to terminate this Agreement pursuant to this
Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and, except as set forth in Section 9.3, there shall be no liability or obligation on the part of the Parent Companies or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2, 5.3 and 5.4 and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        9.3 Amendment. Except as is otherwise required by applicable law or the Shareholder Implementation Agreement after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        9.4 Extension; Waiver. At any time prior to the Final Closing, Parent and Amalgamation Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to any of the Parent Companies, to:

                      320 First Street
                      San Francisco, CA 94105
                      Attention:  Chief Executive Officer
                      Telephone No.: (415) 543-2800
                      Facsimile No.:  (415) 808-0777
                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention: Mark L. Reinstra
                      Telephone No.:  (650) 493-9300
                      Facsimile No.:  (650) 461-5375

               (b)    if to the Company, to:

                      156 Front Street West
                      Suite 505
                      Toronto, Ontario M5J2L6
                      Attention:  Evan Chrapko
                      Telephone No.:  (416) 640-4640
                      Facsimile No.:  (416) 640-4650

                      with a copy to:

                      Venture Law Group
                      2800 Sand Hill Road
                      Menlo Park, CA 94025
                      Attention: Steve Tonsfeldt
                      Telephone No.:  (650) 854-4488
                      Facsimile No.:  (650) 233-8386

        10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the knowledge of such party, or of the officers and directors of such party, after careful consideration of the matters set forth in the representation that is so qualified and a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control. Unless otherwise expressly stated, all references in this Agreement to "dollars" or "$" shall be deemed to be references to the currency of the United States. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except with respect to Sections 5.13,
8.2 and 8.3, are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that each of the Parent Companies may assign its respective rights and delegate its respective obligations hereunder to its respective affiliates.

        10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that matters relating to the Amalgamations and the Continuance and the corporate governance and organization of the Company shall be governed by the laws of the Provinces of Ontario and Nova Scotia, as applicable. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California and the Province of Ontario for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or Canada or any state or province having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        10.10 Share Legends. All certificates representing any of the shares of Parent Common Stock to be issued pursuant to this Agreement shall have endorsed thereon any legend required by Federal or state securities laws.



                  (Remainder of page intentionally left blank)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


THE DOCSPACE COMPANY INC.            CRITICAL PATH, INC.


By   /s/ Evan Chrapko                By  /s/ Brett Robertson
     -----------------------------       ---------------------------------------
     Evan Chrapko                        Name: Brett Robertson
     President and Chief                 Title: Vice President Strategic
     Executive Officer                          Development and General Counsel


                                     COMPASS HOLDING CORP.


                                     By  /s/ Brett Robertson
                                         ---------------------------------------
                                         Name: Brett Robertson
                                         Title: Vice President Strategic
                                                Development and General Counsel

                                     COMPASS ACQUISITION CORP.


                                     By  /s/ Brett Robertson
                                         ---------------------------------------
                                         Name: Brett Robertson
                                         Title: Vice President Strategic
                                                Development and General Counsel

                                     3034996 NOVA SCOTIA COMPANY


                                     By  /s/ Brett Robertson
                                         ---------------------------------------
                                         Name: Brett Robertson
                                         Title: Vice President Strategic
                                                Development and General Counsel

                                     3034997 NOVA SCOTIA COMPANY


                                     By  /s/ Brett Robertson
                                         ---------------------------------------
                                         Name: Brett Robertson
                                         Title: Vice President Strategic
                                                Development and General Counsel

                ***MERGER AGREEMENT AND PLAN OF REORGANIZATION***